Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of $600,000,000 aggregate principal amount of 3.875% Senior Notes due 2027, registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-216940) filed on March 24, 2017, other than the underwriting discount, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$69,540
Accounting Fees and Expenses	100,000
Printing Expenses	24,500
Legal Fees and Expenses	270,000
Blue Sky Fees and Expenses	5,000
Rating Agency Fees and Expenses	785,000
Miscellaneous Expenses	45,960
Total	$1,300,000